Auditor Cessation Letter

November 28, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:
We have read the attachment filed under Item 77K of SPA ETF Trusts Form N-SAR dated
November 28, 2008, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts